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                                                                       EXHIBIT 5



                                  June 7, 2000



Quintus Corporation
47212 Mission Court
Fremont, California 94539


     Re: Quintus Corporation Registration Statement for Offering of 2,980,317 Shares of Common Stock

Ladies and Gentlemen:

     We refer to your registration on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended, of (i) 1,662,867 shares of Common Stock available for issuance under the Company's 1999 Stock Incentive Plan, (ii) 681,534 shares of Common Stock under the Employee Stock Purchase Plan and (iii) 635,916 shares of Common Stock under the Mustang Software, Inc. 1994 Incentive Stock Option Plan and Nonstatutory Stock Option Plan. We advise you that, in our opinion, when such shares have been issued and sold pursuant to the applicable provisions of the applicable plan, and in accordance with the Registration Statement, such shares will be validly issued, fully paid and nonassessable shares of the Company's Common Stock.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

                                        Very truly yours,



                                        /s/ Gunderson Dettmer Stough
                                            Villeneuve Franklin & Hachigian, LLP